Synacor Reports Second Quarter 2014 Results

BUFFALO, N.Y., August 12, 2014 (GLOBE NEWSWIRE) - Synacor Inc. (NASDAQ: SYNC), the leading provider of next-gen start experiences, award-winning TV Everywhere solutions and cloud-based Identity Management (IDM) services, across multiple devices for cable, satellite, telecom and consumer electronics companies in the U.S. and abroad, today announced its financial results for the second quarter of 2014.
“Our second quarter results delivered on our expectations. We continue to remain focused on increasing revenue and managing our costs, and are committed to returning Synacor to growth," said Synacor CFO Bill Stuart. "We are excited about our new CEO and member of our Board of Directors, Himesh Bhise, who joined Synacor on Monday, August 4th. Himesh's experience with cross-platform technology, content and mobile, and his track record successfully managing rapid-growth businesses make him the right leader for Synacor at this time of significant opportunity.”

Q2 2014 Financial Results

Revenue: For the second quarter of 2014, total revenue was $24.2 million, compared to $26.7 million in the second quarter of 2013. Search and display advertising revenue was $18.5 million, compared to $21.4 million in the second quarter of 2013. Subscription-based revenue was $5.7 million, compared to $5.3 million in the second quarter of 2013.

Net Income/Loss: For the second quarter of 2014, net loss was $1.9 million, including a $1.0 million pretax gain from the sale of a domain name no longer used in Synacor’s business, compared to net loss of $0.6 million in the second quarter of 2013. Earnings per share, or EPS, was a loss of $0.07. Net loss includes stock-based compensation expense of $0.8 million, or $0.03 per share, in the second quarter of 2014, as compared to $0.6 million, or $0.02 per share, in the second quarter of 2013. The EPS calculation for the second quarter of 2014 is based on 27.4 million weighted average common shares outstanding. The EPS calculation for the second quarter of 2013 was based on 27.3 million weighted average common shares outstanding.

Adjusted EBITDA: For the second quarter of 2014, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), which excludes stock-based compensation expense and the $1.0 million pretax gain from the sale of the domain name, was ($1.2) million compared to $1.0 million in the second quarter of 2013.

Key Business Metrics: For the second quarter of 2014, Synacor averaged 17.9 million unique visitors per month, compared to 19.7 million in the second quarter of 2013. Search queries were 130 million for the second quarter of 2014, compared to 177 million in the second quarter of 2013. Advertising impressions were 8.9 billion, compared to 10.3 billion in the second quarter of 2013.

Cash: For the second quarter of 2014, Synacor used $4.6 million in cash in operating activities, compared to generating $0.5 million in the second quarter of 2013. The company ended the second quarter of 2014 with $25.7 million in cash and cash equivalents, compared to $37.7 million at the end of the second quarter of 2013.

Business Outlook

Based on information available as of August 12, 2014, the company is providing financial guidance for the third quarter and fiscal 2014 as follows:

•
Q3 2014 Guidance: Revenue for the third quarter of 2014 is projected to be in the range of $25.0 million to $26.0 million. For the third quarter of 2014, the company expects to report adjusted EBITDA of ($0.5) million to $0.5 million.

•
Fiscal 2014 Guidance: Revenue for the full year of 2014 is projected to be in the range of $100.0 million to $103.0 million. For the full year of 2014, the company expects to report adjusted EBITDA of ($2.5) million to ($1.0) million, excluding the $1.0 million pretax gain from the sale of the domain name.

Conference Call Details

Synacor will host a conference call today at 5 p.m. ET to discuss the second quarter 2014 financial results with the investment community. The live webcast of Synacor's earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please login approximately ten minutes prior to the webcast. For those without access to the Internet, the call may be accessed toll-free via phone at (877) 837-3911, with conference ID 79343808, or callers outside the U.S. may dial (253) 237-1167. Following completion of the call, a recorded webcast replay will be available on Synacor's website through August 30, 2014. To listen to the telephone replay, call toll-free (855) 859-2056, or callers outside the U.S. may dial (404) 537-3406. The conference ID is 79343808.

About Synacor

Synacor’s white-label platform enables cable, satellite, telecom and consumer electronics companies to deliver TV Everywhere, digital entertainment, cloud-based services and apps to their end-consumers across multiple devices, strengthening those relationships while monetizing the engagement. In addition, Synacor offers digital ad inventory for brands wanting a customized, targeted, programmatic means of reaching their audiences. Synacor (NASDAQ:SYNC), is headquartered in Buffalo, NY, with tech hubs in Toronto, Ottawa and Boston, and ad sales offices in New York, Detroit and Los Angeles. For more information, visit synacor.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

Safe Harbor Statement

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor's expected financial performance (including, without limitation, statements and information in the Business Outlook section and the quotations from management), as well as Synacor's strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions.  If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company's results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies; the loss of a significant customer; our ability to obtain new customers; expectations regarding consumer taste and user adoption of applications and solutions; developments in Internet browser software and search advertising technologies; the transition of responsibilities to our newly-appointed chief executive officer; general economic conditions; expectations regarding the company's ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and display advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

Further information on these and other factors that could affect the company's financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled "Risk Factors" in the company's most recent Form 10-Q filed with the SEC on May 15, 2014. These documents are available on the SEC Filings section of the

Investor Information section of the company's website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of August 12, 2014, and Synacor undertakes no duty to update this information.

Contacts

Investor Contact:
Denise Garcia, MD
ICR
ir@synacor.com
716-362-3309

Press Contact:
Meredith Roth, VP, Corporate Communications
Synacor
mroth@synacor.com
646-380-5141

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609

Synacor, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of December 31,	As of June 30,
	2013	2014
Assets
Current assets:
Cash and cash equivalents	$36,397	$25,664
Accounts receivable, net	14,569	17,769
Preferred expenses and other current assets	1,691	1,794
Deferred income taxes	314	1,151
Total current assets	52,971	46,378
Property and equipment, net	14,085	15,100
Deferred income taxes, non-current	4,455	4,969
Other long-term assets	348	182
Goodwill	1,565	1,565
Convertible promissory note	1,000	1,000
Investment in equity interest	365	320
Total Assets	$74,789	$69,514
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$13,573	$10,715
Accrued expenses and other current liabilities	5,177	6,375
Current portion of capital lease obligations	1,946	1,532
Total current liabilities	20,696	18,622
Long-term portion of capital lease obligation	885	1,256
Other long-term liabilities	977	304
Total Liabilities	22,558	20,182
Stockholders' Equity:
Common stock	277	279
Treasury stock	(569)	(1,138)
Additional paid-in capital	102,226	103,809
Accumulated deficit	(49,705)	(53,629)
Accumulated other comprehensive income	2	11
Total stockholders’ equity	52,231	49,332
Total Liabilities and Stockholders' Equity	$74,789	$69,514

Synacor, Inc.
Condensed Consolidated Statements of Operations
(In thousands except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2012	2013
Revenue	$26,708	$24,191	$55,851	$49,439
Costs and operating expenses:
Cost of revenue (1)	14,017	13,146	29,781	27,022
Research and development (1)(2)	7,336	7,120	14,201	14,612
Sales and marketing (2)	2,147	2,457	4,277	4,594
General and administrative (1)(2)	2,957	3,499	6,101	6,598
Depreciation	1,138	1,117	2,268	2,175
Gain on sale of domain	—	(1,000)	—	(1,000)
Total costs and operating expenses	27,595	26,339	56,628	54,001

Loss from operations	(887)	(2,148)	(777)	(4,562)

Other (expense) income	(8)	6	(15)	14
Interest expense	(43)	(23)	(101)	(111)
Loss before income taxes and equity interest	(938)	(2,165)	(893)	(4,659)
Benefit for income taxes	(204)	(641)	(186)	(1,325)
Loss on equity interest	—	(344)	—	(590)
Net loss	(734)	(1,868)	(707)	(3,924)
Net loss attributable to noncontrolling interests	97	—	97	—
Net loss attributable to Synacor, Inc.	$(637)	$(1,868)	$(610)	$(3,924)

Net loss per share attributable to Synacor, Inc.:
Basic	$(0.02)	$(0.07)	$(0.02)	$(0.14)
Diluted	$(0.02)	$(0.07)	$(0.02)	$(0.14)

Weighted average shares used to compute net loss per share:
Basic	27,311,892	27,360,588	27,273,671	27,397,695
Diluted	27,311,892	27,360,588	27,273,671	27,397,695
Notes:

(1)	Exclusive of depreciation shown separately.

(2)	Includes stock-based compensation as follows:

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2014	2013	2014
Research and development	$281	$375	$542	$702
Sales and marketing	76	125	152	233
General and administrative	260	347	485	593
	$617	$847	$1,179	$1,528

Synacor, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2013	2014
Cash Flows from Operating Activities:
Net loss	$(707)	$(3,924)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,268	2,175
Stock-based compensation expense	1,179	1,528
Gain on sale of domain	—	(1,000)
Provision for deferred income taxes	(198)	(1,351)
Loss in equity investment	—	590
Change in assets and liabilities net of effect of acquisition:
Accounts receivable, net	278	(2,200)
Prepaid expenses and other current assets	(105)	(103)
Other long-term assets	(17)	166
Accounts payable	(1,657)	(2,179)
Accrued expenses and other current liabilities	(1,269)	703
Other long-term liabilities	29	(178)
Net cash used in operating activities	(199)	(5,773)
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,502)	(2,796)
Investment in equity interest	—	(545)
Cash paid for business acquisition	(500)	—
Net cash used in investing activities	(3,002)	(3,341)
Cash Flows from Financing Activities:
Repayments on capital lease obligations	(1,139)	(1,117)
Proceeds from exercise of common stock options	131	59
Purchase of treasury stock	—	(562)
Net cash used in financing activities	(1,008)	(1,620)
Effect of exchange rate changes on cash and cash equivalents	7	1
Net decrease in Cash and Cash Equivalents	(4,202)	(10,733)
Cash and Cash Equivalents at beginning of period	41,944	36,397
Cash and Cash Equivalents at end of period	$37,742	$25,664

Synacor, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(In thousands)
(Unaudited)
The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014
Reconciliation of Adjusted EBITDA:
Net loss attributable to Synacor, Inc.	$(637)	$(1,868)	$(610)	$(3,924)
Provision for income taxes	(204)	(641)	(186)	(1,325)
Interest expense	43	23	101	111
Other	8	(6)	15	(14)
Depreciation	1,138	1,117	2,268	2,175
Stock-based compensation	617	847	1,179	1,528
Loss on equity interest	—	344	—	590
Gain on sale of domain	—	(1,000)	—	(1,000)
Adjusted EBITDA	$965	$(1,184)	$2,767	$(1,859)

Synacor, Inc.
Key Business Metrics
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014
Key Business Metrics:
Unique Visitors (1)	19,686,182	17,932,647	19,973,574	18,810,423
Search Queries (2)	177,025,185	129,546,784	388,669,982	283,370,361
Advertising Impressions (3)	10,292,927,243	8,897,558,466	21,775,961,313	17,484,367,947
Notes:

(1)	Reflects the number of unique visitors to our customers' websites computed on an average monthly basis during the applicable period, as measured by comScore.

(2)	Reflects the total number of search queries during the applicable period, as reported by Google.

(3)	Reflects the total number of advertising impressions during the applicable period, as reported by DoubleClick and other partners.